UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/24/2009

Technitrol, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of September 24, 2009, Technitrol entered into an Agreement with James M. Papada, III, who currently serves as President, Chief Executive Officer and Chairman of Technitrol, Drew A. Moyer, who currently serves as Senior Vice President and Chief Financial Officer of Technitrol, as well as other officers of Technitrol who actively participate in the Technitrol, Inc. Supplemental Retirement Plan amended and restated effective December 31, 2004 (the "Pre-409A Plan"). The Pre-409A Plan, which was filed as Exhibit 10.8(2) to Technitrol's Form 8-K dated December 31, 2008, applies to benefits accrued by participants from inception of the plan through December 31, 2004. The Agreement clarifies certain interpretations of the Pre-409A Plan with respect to its change of control provisions and their effect on participants in the Pre-409A Plan. The Agreement also addresses the timing of Mr. Papada's retirement after a successor is identified and consolidates various contractual commitments Technitrol has made to Mr. Papada with respect to his employment and retirement. As announced in Technitrol's September 28, 2009 press release, Mr. Papada has informed the Board of Directors that he will retire on or before March 31, 2010. The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.8(3) which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.

Date: September 28, 2009	By:	/s/ James M. Papada, III
James M. Papada, III
Chairman, President & CEO

EXHIBIT INDEX

Exhibit No.	Description
EX-10.8(3)	Agreement